UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 2, 2007 (July 31, 2007)

TIX CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	0-24592 (Commission File Number)	95-4417467 (I.R.S. Employer Identification No.)

12001 Ventura Place, Suite 340 Studio City, California 91604 (Address of Principal Executive Offices) (818) 761-1002 (Registrant’s Telephone Number)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 3.02 Unregistered Sales of Equity Securities

On July 31, 2007, the Company issued an aggregate of 2,645,053 shares of its common stock (the “Shares”) in a private placement for a total offering price of $12,564,001. The issuance of the Shares was exempt from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended, and Regulation D thereunder, as a transaction not involving any public offering. All of the Shares were issued to accredited investors. No general solicitation or advertising was used in connection with the sale of the Shares, the investors represented that they were purchasing the Shares for investment purposes only and not with a view to distribution, and the Company has imposed appropriate limitations on resales as required by Regulation D.

As part of the private placement, the Company issued two year warrants to purchase an aggregate of 1,322,526 shares at an exercise price of $5.50 per share.

Item 9.01. Financial Statements and Exhibits

99.1	Press release issued July 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 1, 2007	TIX CORPORATION

	By:	/s/ Mitchell J. Francis
Mitchell J. Francis
Chief Executive Officer